UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

VITACIG, INC.

(Exact name of registrant as specified in charter)

Nevada	333-195397	46-4597341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive, 6th Floor, Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

570-778-6459

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms "we", "us", "our", the "Company" refer to VitaCig, Inc., a Nevada corporation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On March 15, 2016, Paul Rosenberg resigned as Chief Executive Officer. The resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On March 15, 2016, simultaneous with Mr. Rosenberg’s resignation, the Company appointed Glenn Kassel as Chief Executive Officer.

Glenn Kassel is an entrepreneur with experience working for or with several large Corporations (including Mobil Oil, McDonald’s Worldwide, Circle K, Disney, Wendy’s, and Denny’s) prior to his entry into the vaping industry. Mr. Kassel has a history of growing revenues for both start-ups (greatly increasing revenue yearly) and large Companies (at Mobil Oil was consistently exceeding sales goals by 40+%). Mr. Kassel was an early pioneer in the vaping industry, starting in 2008 as President and Co-Founder of Freedom Smokeless, Inc., an importer of components and OEM manufacturer for the electronic cigarette industry. Originally producing their own Freedom Smokeless brand and private labeling for others, Freedom changed course in 2011 and focused on manufacturing only for others. Freedom created the first automated e-liquid filling machines in the U.S. and using U.S. made e-liquid and U.S. packaging services, proudly brought a lot of jobs back to the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACIG, INC

Date: March 24, 2016

By: /s/ Glenn Kassel

Glenn Kassel,

Chief Executive Officer

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